Exhibit 19 under Form N-1A

                  Exhibit 24 under Item 601/Reg. S-K

                           POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of MONEY MARKET TRUST

 and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                     TITLE                                DATE

/S/JOHN F. DONAHUE             Chairman and Trustee         September 3, 1997
----------------------------
John F. Donahue                  (Chief Executive Officer)

/S/ GLEN R. JOHNSON            President                      September 3, 1997
----------------------------
Glen R. Johnson

/S/ JOHN W. MCGONIGLE          Treasurer, Executive          September 3, 1997
John W. McGonigle              Vice President and Secretary

                               (Principal Financial and
                                Accounting Officer)

/S/ THOMAS G. BIGLEY           Trustee                     September 3, 1997
----------------------------
Thomas G. Bigley

/S/ JOHN T. CONROY, JR.        Trustee                     September 3, 1997
----------------------------
John T. Conroy, Jr.

SIGNATURES                     TITLE                         DATE

/S/ WILLIAM J. COPELAND        Trustee          September 3, 1997
----------------------------
William J. Copeland

/S/ JAMES E. DOWD              Trustee          September 3, 1997
----------------------------
James E. Dowd

/S/ LAWRENCE D. ELLIS, M.D.    Trustee          September 3, 1997
Lawrence D. Ellis, M.D.

/S/ EDWARD L. FLAHERTY, JR.    Trustee          September 3, 1997
----------------------------
Edward L. Flaherty, Jr.

/S/ PETER E. MADDEN            Trustee          September 3, 1997
----------------------------
Peter E. Madden

/S/ GREGOR F. MEYER            Trustee          September 3, 1997
----------------------------
Gregor F. Meyer

/S/ JOHN E. MURRAY, JR.        Trustee          September 3, 1997
----------------------------
John E. Murray, Jr.

/S/ WESLEY W. POSVAR           Trustee          September 3, 1997
----------------------------
Wesley W. Posvar

/S/ MARJORIE P. SMUTS          Trustee          September 3, 1997
----------------------------
Marjorie P. Smuts

Sworn to and subscribed before me this 3rd day of September, 1997

/S/ MARIE M. HAMM

Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Oct. 9, 2000

Member, Pennsylvania Association of Notaries